EXHIBIT 10.1

FORM OF SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of the      day of August, 2010, by and between InVivo Therapeutics Corporation, a Delaware corporation (the “Company”), and the investors listed on the Schedule of Investors attached hereto (each an “Investor” and collectively, the “Investors”).

WITNESSETH:

WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, units comprised of (a) 6% convertible promissory notes in the aggregate principal amount of up to $500,000 (each a “Note and collectively, the “Notes”), in the form attached as Exhibit A hereto, and (b) a warrant (each a “Warrant” and collectively, the “Warrants”), in the form attached as Exhibit B hereto, to purchase a number of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) equal to the principal amount of the Notes divided by the exercise price of $13.7706 per share, pursuant to the provisions of this Agreement at a purchase price per unit equal to the principal amount of the Notes included in such unit; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Purchase and Sale of Notes and Warrants.

1.1 Issuance and Sale of Notes and Warrants. Subject to the terms and conditions of this Agreement, the Investors severally and not jointly agree to purchase at the Closing (as hereafter defined), and the Company agrees to issue and sell to the Investors at the Closing, the amount of Notes and the Warrants based on the purchase price set forth opposite each Investor’s name on the Signature Page hereto, for an aggregate purchase price of up to Five Hundred Thousand ($500,000) Dollars (the “Aggregate Offering Amount”; and the offering of the Notes and Warrants being offered hereunder referred to as the “Offering”).

1.2 Payment. The Investor is enclosing with its delivery of its Signature Page hereto a check payable to, or will promptly immediately make a wire transfer payment to, “InVivo Therapeutics Corporation” in the full amount of the purchase price of the Notes and Warrants being subscribed for (“Purchase Price”). Wire instructions are as follows:

Domestic Wiring

Routing: 026009593
Account: 004604684378
InVivo Therapeutics Corporation
Bank of America
226 Main St.
Cambridge, MA 02142

International Wiring

Routing: 026009593
Account: 004604684378
InVivo Therapeutics Corporation
One Broadway, 14th Floor
Cambridge, MA 02142
CEO Name: Francis M Reynolds
SWIFT Code: BOFAUS3N

For both domestic and international:

FBO: Investor Name

Social Security Number

Address

All payments made by check as provided in Section 1.2 hereof shall be promptly deposited by the Company or Spencer Trask Ventures, Inc. (in its capacity as the “Finder”) with the aforementioned bank, and all payments hereunder shall be held in a non-interest-bearing account (the “Account”) until the earliest to occur of (a) the Closing (as defined below), (b) the rejection of such proposed investment by the Company or the Finder and (c) the termination of the Offering by the Company or the Finder.

1.3 Closing.

(a) The initial closing of the purchase and sale of Notes and Warrants under this Agreement (the “Initial Closing”) shall be held at the offices of the Company, One Broadway, 14th Floor, Cambridge, MA 02142 (or remotely via the exchange of documents and signatures), on or before September 30, 2010, subject to the Company’s right to extend the Offering until October 31, 2010 (the date of the Initial Closing is hereinafter referred to as the “Initial Closing Date”). The subsequent closing(s) of the purchase and sale of Notes (up to Aggregate Offering Amount) and Warrants under this Agreement (the “Subsequent Closing(s)”) shall take place at a time agreed upon by the Company and the Finder (the date(s) of the Subsequent Closing(s) is hereinafter referred to as the “Subsequent Closing Date(s)”), all of which shall occur in any event no later than October 31, 2010. The Investors agree that any additional persons or entities that acquire Notes and Warrants at any Subsequent Closing shall become Investors under this Agreement with all rights and obligations attendant thereto, upon their execution of this Agreement without further action by any other Investor. For purposes of this Agreement, the terms “Closing” and “Closing Date”, unless otherwise indicated, refer to the applicable closing and closing date of the Initial Closing or the Subsequent Closing(s), as the case may be.

(b) At each Closing, the Company shall deliver the Notes and the Warrants to the Investors against payment of the Purchase Price to the Company as described above, along with delivery by the Investors of an Accredited Investor Certification and Investor Profile to the Company.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors, except as set forth on a Schedule of Exceptions to Representations and Warranties attached hereto as Exhibit C (the “Schedule of Exceptions”), the following:

2.1 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity (as hereinafter defined) (each, a “Subsidiary” and collectively, the “Subsidiaries”). Unless the context requires otherwise, all references herein to the “Company” shall refer to the Company and its Subsidiaries. The Company is not a party to any joint venture, partnership, or similar arrangement.

2.2 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted. The Subsidiaries are duly organized in their respective jurisdictions of organization, validly existing and in good standing in such respective jurisdictions and each has the power and authority to carry on its respective business as now conducted. The Company and the Subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect (as hereafter defined) on the Company’s business or properties.

2.3 Capitalization and Voting Rights. The authorized capital stock of the Company consists of 5,000,000 shares of Common Stock and 510 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). As of the date of this Agreement, there was issued and outstanding (i)1,986,956 shares of Common Stock; (ii) $2,945,000 principal amount of convertible promissory notes (“Convertible Notes”) that are convertible into 264,215 shares of common stock; and (iii) no shares of Preferred Stock. As of the date of this Agreement, there were issued and outstanding options (“Options”) to purchase 322,456 shares of Common Stock and no warrants. It is contemplated that the Company will be issuing an additional 33,041 options to a CFO it anticipates hiring during fiscal 2010. All of the issued and outstanding shares of Common Stock, and all shares of Common Stock that may be issued upon exercise or conversion of Options, Convertible Notes or Warrants will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights with respect to the transactions contemplated by this Agreement. Other than such Options, Convertible Notes and Outstanding Warrants, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. The Company and the shareholders of the Company are parties to a shareholders’ agreement which contains certain customary rights of first refusal, drag-long and tag-along rights and super-majority voting requirements amongst the shareholders for approving certain corporate actions. All of the issued and shares of Common Stock were issued in compliance with applicable federal and state securities laws.

2.4 Authorization. All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution and delivery of this Agreement, the Notes and the Warrants (collectively, the “Transaction Documents”), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the Notes and the Warrants being sold hereunder and the Common Stock issuable upon exercise of the Warrants (collectively, the “Securities”), has been taken or will be taken prior to the Closing, and the Transaction Documents constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Transaction Documents may be limited by applicable federal or state laws.

2.5 Valid Issuance of Notes, Warrants and Common Stock.

(a) The Notes and the Warrants are being purchased by the Investors hereunder, when issued, sold, and delivered in accordance with the terms hereof for the consideration provided for herein, will be duly and validly issued, and, based in part upon the representations of the Investors in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The equity securities issuable upon exercise of the Warrant have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Warrant (and upon payment of the exercise price as required by the Warrant), shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of the Warrants hereunder.

(b) All outstanding shares of Common Stock of the Company are duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

2.6 Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) a proper Form D in accordance with Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), and applicable Blue Sky filings and (ii) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a material and adverse effect on the results, operations, properties, prospects or financial condition of the Company and its Subsidiaries taken as a whole (“Material Adverse Effect”).

2.7 Litigation. There is no action, suit, proceeding, claim or investigation pending or, to the knowledge of the Company, currently threatened against the Company which questions the validity of the Transaction Documents, or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs, or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing, other than a claim by a single holder of $200,000 of Convertible Notes relating to the Company’s valuation on conversion of his Convertible Notes. The foregoing includes, without limitation, actions, pending or threatened (or any basis therefor known to the Company), involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality.

2.8 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Certificate of Incorporation, as amended to date, or Bylaws or, to its knowledge, of any instrument, judgment, order, writ, decree, mortgage, indenture, lease, license or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal, state, or local statute, rule, or regulation applicable to the Company, except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. The execution, delivery, and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not, to the Company’s knowledge, result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract, or an event which results in the creation of any lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties, except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

2.9 Compliance with Laws. The conduct of business by the Company and each Subsidiary as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company or any Subsidiary conducts or proposes to conduct such business, except such regulation as is applicable to commercial enterprises generally. Neither the Company nor any of the Subsidiaries has received any notice of any violation of or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety and health, federal securities laws, equal employment opportunity, consumer protection, credit reporting, “truth-in-lending”, and warranties and trade practices) applicable to its business or to the business of any Subsidiary, the violation of, or noncompliance with, which would have a materially adverse effect on either the Company’s business or operations, or that of any Subsidiary, and the Company knows of no facts or set of circumstances which would give rise to such a notice.

2.10. Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed, and the Company has insurance against other hazards, risks, and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

3. Representations and Warranties of the Investors. Each of the Investors, severally and not jointly, hereby represents and warrants that:

3.1 Authorization. The Transaction Documents constitute valid and legally binding obligations of the Investor enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2 Purchase Entirely for Own Account. The Securities to be purchased by the Investor will be acquired for investment for the Investor’s own account and not with a view to the resale or distribution of any part thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Investor does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to any person with respect to any of the Securities. Investor represents that it has full power and authority to enter into this Agreement.

3.3 Disclosure of Information. The Investor acknowledges that it has received all the information that it has requested relating to the Company and the purchase of the Notes and the Warrants. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and the Warrants. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

3.4 Investment Experience. Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Securities.

3.5 Accredited Investor. The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect as more particularly specified in the Accredited Investor Certification and Investor Profile that the Investor is delivering to the Company prior to the Closing.

3.6 Restricted Securities. Investor understands that the Notes and the Warrants (and the equity securities issuable upon conversion of the Notes and Common Stock issuable upon exercise of the Warrant) that it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.7 High Risk and Speculative Investment. Investor recognizes that the purchase of the Notes involves a high degree of risk including, but not limited to, the following: (a) the Company requires funds in addition to the proceeds to be derived from the sale of the Notes; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Notes; (c) the Subscriber may not be able to liquidate its investment; (d) transferability of the Notes and the Warrants is extremely limited; (e) in the event of a disposition, the Investor could sustain the loss of its entire investment; (f) the Company has not paid any dividends since its inception and does not anticipate paying any dividends; (g) the Company may issue additional securities in the future which have rights and preferences that are senior to those of the Notes, Warrants and the Common Stock; and (h) that the Common Stock may not successfully become actively traded. Investor has reviewed the Risk Factors which are set forth in Schedule 3.7 hereto.

3.8 Use of Proceeds. Investor acknowledges and understands that the proceeds from the sale of the Notes are expected to be used by the Company in the manner set forth on Schedule 3.8 hereto.

3.9 Fees. No Investor will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

3.10 Legends. It is understood that the certificates evidencing the Notes and the Warrants (and the equity securities issuable upon conversion and exercise thereof, respectively) may bear one or all of the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.”

4. Conditions of the Investors’ Obligations at Closing. The obligations of the Investors under subsection 1.1(a) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2 Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Finder and counsel to the Finder, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

4.4 Delivery of Notes and Warrants. The Company shall have delivered the Notes and the Warrants to the Investors, as specified in Section 1.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to the Investors under this Agreement are subject to the fulfillment on or before any Closing of each of the following conditions by the Investors:

5.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true on and as of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

5.2 Payment of Purchase Price. The Investors shall have delivered the purchase price specified in Section 1.2.

6. Indemnification. The Investors, severally and not jointly, agree to indemnify and hold harmless the Company, the Finder, and their respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Investor of any covenant or agreement made by the Investor herein or in any other document delivered in connection with this Agreement.

7. Miscellaneous.

7.1 Survival of Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for a period of one year. The Investors are entitled to rely, and the parties hereby acknowledge that the Investors have so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Company contained herein, irrespective of any independent investigation made by Investors. The Company is entitled to rely, and the parties hereby acknowledge that the Company has so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Investors contained herein, irrespective of any independent investigation made by the Company.

7.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Notes sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The parties hereto (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or by e-mail delivery of a “.pdf” format data file, either of which shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) this Agreement with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6 Notices. Unless otherwise provided, any notice, authorization, request or demand required or permitted to be given under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid, or two days after it is sent by an overnight delivery service, or when sent by facsimile with machine confirmation of delivery addressed as follows:

If to the Investors to:

The addresses sent forth on the signature pages attached.

If to Company, to:

InVivo Therapeutics Corporation

One Broadway, 14th Floor

Cambridge, Ma. 02142

Attention: Frank Reynolds, Chief Executive Officer

Fax: (617) 401-3769

With a copy to:

Meister Seelig & Fein LLP

Two Grand Central Tower

140 East 45th Street

New York, NY 10017

Attention: Mitchell L. Lampert, Esq.

Fax: (212) 655-3535.

Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

7.7 Compensation of Finder. The Investor acknowledges that it is aware that the Finder will receive from the Company, in consideration of its services as Finder in respect of the transactions contemplated hereby, five-year warrants to purchase such number of equity securities of the Company as is equal to 20% of the equity securities into which the Warrants are exercisable, with an exercise price equal to the exercise price of the Warrants issued to Investors in this Offering. In addition, upon conversion of the Notes in a Qualified Next Round Financing (as such term is defined in the Notes), the principal and interest due under this Note shall be deemed to be an investment in the such financing and the Finder shall be entitled to receive compensation and expense allowance with respect to the Notes in the same amount and kind as a Placement Agent is receiving for funds raised in such financing.

7.8 Transaction Expenses; Enforcement of Transaction Documents. The Company and each Investor shall pay their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

7.9 Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Note Requisite Holders (as defined below). Notwithstanding the foregoing, (a) this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor unless such amendment, termination or waiver applies to all Investors in the same fashion and (b) the Schedule of Investors hereto may be amended by the Company from time to time to add information regarding additional Investors participating in Subsequent Closings without the consent of the other parties hereto. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver affected in accordance with this Section 7.9 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company. For purposes hereof, “Note Requisite Holder(s)” shall mean holders of Notes representing at least 66% of the aggregate amount of principal and accrued interest then outstanding under such Notes.

7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

7.12 Independent Nature of Investors. The obligations of each Investor under this Agreement or other transaction document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or any other transaction document. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Investor to purchase Notes and Warrants pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other transaction document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Except as otherwise provided in this Agreement or any other transaction document, each Investor shall be entitled to independently protect and enforce its rights arising out of this Agreement or out of the other transaction documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor represents and warrants that it has been represented by its own separate legal counsel in connection with the transactions contemplated hereby and acknowledges and understands that Meister Seelig & Fein LLP has served as counsel to the Company only, and the Investors cannot rely upon Meister Seelig & Fein LLP in any manner with regard to their decision to participate in the transactions contemplated hereby.

[Signatures on page following]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:

INVIVO THERAPEUTICS CORPORATION

By:	/s/ Frank M. Reynolds
Name: Frank Reynolds
Title: Chief Executive Officer

Investors:

[TO SIGN AND COMPLETE SIGNATURE PAGE ANNEXED HERETO]

By execution and delivery of this signature page, you are agreeing to become an Investor, as defined in that certain Securities Purchase Agreement (the “Purchase Agreement”) by and among InVivo Therapeutics Corp., a Delaware corporation (the “Company”) and the Investors (as defined in the Purchase Agreement), dated as of August     , 2010, and acknowledges having read the representations in the Purchase Agreement section entitled “Representations and Warranties of the Investors,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

INVESTOR:

Print Name: ________________________________	Purchase Price: $

Signature: _________________________________	Date: _______________________________

Title (if entity) ______________________________	Contact Person: _______________________________

Telephone No. _________________________________
Street Address
E-mail Address: _________________________________

Street Address – 2nd line	Soc Sec # or Fed ID #_____________________________

City, State, Zip

SCHEDULE OF INVESTORS

[TO BE COMPLETED BY COMPANY AT EACH CLOSING]

Name	Purchase Price	Note Amount	Number of Warrants

SCHEDULE 3.7

RISK FACTORS

An investment in the Notes and Warrants is speculative and illiquid and involves a high degree of risk, including the risk of a loss of your entire investment. You should carefully consider the risks and uncertainties described below, the risks set forth in our filings with the SEC and the other information contained in this Agreement before purchasing any Notes and Warrants. The risks set forth below are not the only ones facing our Company. Additional risks and uncertainties may exist that could also adversely affect our business, operations and prospects. If any of the following risks actually materialize, our business, financial condition, prospects and/or operations could suffer. In such event, the value of the securities you are purchasing could decline, and you could lose all or a substantial portion of the money that you invest. No inference should be drawn as to the magnitude of any particular risk from its position in the list of risk factors. As used in these Risk Factors, “we” and “our” refers to the Company, InVivo Therapeutics Corp., a Delaware corporation.

RISKS RELATED TO THE COMPANY AND ITS BUSINESS

Our products represent new and rapidly evolving technologies

The Company’s proprietary spinal cord injury treatment technology depends on new, rapidly evolving technologies and on the marketability and profitability of InVivo products. Commercialization of the Company’s spinal cord injury treatment technology could fail for a variety of reasons, both within and outside of its control.

We have a history of losses and a deficit net worth

The Company’s expenses have exceeded its revenues since its formation. It can be expected that the Company will continue to incur significant operating expenses and may continue to experience losses in the foreseeable future. As a result, the Company cannot predict when, if ever, it might achieve profitability and cannot be certain that it will be able to sustain profitability, if achieved. In addition, as at June 30, 2010, we had a deficit net worth that may hinder our ability to receive financing in the future.

We have convertible notes outstanding

The Company has sold $4,181,000 of convertible notes since its inception. The Company is in the process of seeking conversion of such notes to common stock and has contacted all of the note holders regarding conversion. As of the date of this Agreement, holders of $1,236,000 have executed and returned conversion agreements to the Company, thereby converting such debt obligations to 107,420 shares of common stock. The Company expects most if not all of its remaining note holders to voluntarily convert their notes to shares of the Company’s common stock, but there can be no assurance that the Company is correct in its assessment. Notes which are not voluntarily converted by the remaining note holders will automatically convert into shares of the Company’s common stock on or before May 31, 2011 and the Company has no obligation to repay any principal amounts of such notes but may either pay accrued interest on the notes in cash or convert such amount into shares of its common stock. If all of the notes are converted, the Company will issue an additional 264,215 shares to the note holders in exchange for such notes.

We will be subject to competition from substantial competitors

The biotechnology industry is subject to intense competition and rapid and significant technological change. The Company has many potential competitors, including major drug companies, specialized biotechnology firms, academic institutions, government agencies and private and public research institutions. Many of these competitors have significantly greater financial and technical resources, experience and expertise in research and development, preclinical testing, designing and implementing clinical trials; regulatory processes and approvals; production and manufacturing; and sales and marketing of approved products.

Principal competitive factors in the Company’s industry include the quality and breadth of an organization’s technology; management of the organization and the execution of the organization’s strategy; the skill and experience of an organization’s employees and its ability to recruit and retain skilled and experienced employees; an organization’s intellectual property portfolio; the range of capabilities, from target identification and validation to drug and device discovery and development to manufacturing and marketing; and the availability of substantial capital resources to fund discovery, development and commercialization activities.

Large and established companies compete in the biotech market. In particular, these companies have greater experience and expertise in securing government contracts and grants to support their research and development efforts, conducting testing and clinical trials, obtaining regulatory approvals to market products, manufacturing such products on a broad scale and marketing approved products.

Smaller or early-stage companies and research institutions may also prove to be significant competitors, particularly through collaborative arrangements with large and established biotech or other companies. The Company will also face competition from these parties in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and registering subjects for clinical trials.

In order to effectively compete, the Company will have to make substantial investments in development, testing, manufacturing and sales and marketing or partner with one or more established companies. There is no assurance that the Company will be successful in gaining significant market share for any of its products. The Company’s technologies and products also may be rendered obsolete or noncompetitive as a result of products introduced by its competitors.

The Company may have product liability exposure from the sale of its products.

The Company will have exposure to claims for product liability. Products liability coverage is expensive and sometimes difficult to obtain. The Company may not be able to obtain or maintain insurance at a reasonable cost. There can be no assurance that existing insurance coverage will extend to other products in the future. Any product liability insurance coverage may not be sufficient to satisfy all liabilities resulting from product liability claims. A successful claim may prevent the Company from obtaining adequate product liability insurance in the future on commercially desirable items, if at all. Even if a claim is not successful, defending such a claim would be time-consuming and expensive, may damage the Company’s reputation in the marketplace, and would likely divert management’s attention.

The near and long-term viability of the Company’s products will depend on its ability to successfully establish strategic relationships.

The near and long-term viability of the Company’s product will depend in part on its ability to successfully establish new strategic collaborations with biotechnology companies, hospitals, insurance companies and government agencies. Establishing strategic collaborations is difficult and time-consuming. Potential collaborators may reject collaborations based upon their assessment of the Company’s financial, regulatory or intellectual property position. If the Company fails to establish a sufficient number of collaborations on acceptable terms, it may not be able to commercialize its products or generate sufficient revenue to fund further research and development efforts.

Even if the Company establishes new collaborations, these relationships may never result in the successful development or commercialization of any product candidates for several reasons both within and outside of the Company’s control.

Before the Company could begin commercial manufacturing of any of its product candidates, the Company and its collaborators must pass a pre-approval inspection before FDA approval and comply with the FDA’s current Good Manufacturing Practices. If the Company’s collaborators fail to comply with these requirements, its product candidates would not be approved. If the Company’s collaborators fail to comply with these requirements after approval, the Company would be subject to possible regulatory action and may be limited in the jurisdictions in which it is permitted to sell products.

The Company has been and will continue to be dependent on third-party research organizations to conduct some of its laboratory testing, animal and human studies.

The Company has been and will continue to be dependent on third-party research organizations to conduct some of its laboratory testing, animal and human studies. If the Company is unable to obtain any necessary testing services on acceptable terms, it may not complete its product development efforts in a timely manner. If the Company relies on third parties for laboratory testing and/or animal and human studies, it may lose some control over these activities and become too dependent upon these parties. These third parties may not complete testing activities on schedule or when the Company requests. The Company may not be able to secure and maintain suitable research organizations to conduct its laboratory testing and/or animal and human studies. The Company is responsible for confirming that each of its clinical trials is conducted in accordance with its general plan and protocol. Moreover, the FDA and foreign regulatory agencies require the Company to comply with regulations and standards, commonly referred to as good clinical practices, for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the trial participants are adequately protected. The Company’s reliance on third parties does not relieve it of these responsibilities and requirements. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if the third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to the Company’s clinical protocols or regulatory requirements or for other reasons, the Company pre-clinical development activities or clinical trials may be extended, delayed, suspended or terminated, and the Company may not be able to obtain regulatory approval for its product candidates.

The Company will access to a constant, steady, reliable supply of products.

Completion of InVivo’s clinical trials and commercialization of InVivo’s products will require access to, or development of, facilities to manufacture a sufficient supply of InVivo’s product or other product candidates. If InVivo is unable to manufacture its products in commercial quantities, then it will need to rely on third parties. These third-party manufacturers must also receive FDA approval before they can produce clinical material or commercial products. InVivo’s product or other of InVivo’s products may be in competition with other products for access to these facilities and may be subject to delays in manufacture if third parties give other products greater priority. In addition, InVivo may not be able to enter into any necessary third-party manufacturing arrangements on acceptable terms, or on a timely basis. In addition, InVivo would have to enter into a technical transfer agreement and share its know-how with the third party manufacturer.

The Company may rely on third-party suppliers for some its materials.

The Company may rely on third-party suppliers and vendors for some of the materials used in the manufacture of InVivo’s product or other of its product candidates. Any significant problem experienced by one of InVivo’s suppliers could result in a delay or interruption in the supply of materials to InVivo until such supplier resolves the problem or an alternative source of supply is located. Any delay or interruption could negatively affect InVivo’s operations.

The Company’s Products and approach to the planned treatment of spinal cord injury (“SCI”) is new and unproven.

The Company’s planned products have not been utilized in the past for SCI treatment. As is typical in the case of a new and rapidly evolving technology or medical treatment, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. In addition, physicians and hospitals will need to establish training and procedures to utilize and implement the Company’s products. There can be no assurance that these parties will adopt the Company’s products or that they develop sufficient training and procedures to utilize the Company’s products.

The Company’s ability to sell its products will depend to a large extent upon reimbursement from health care insurance companies.

The Company’s successes may depend, in part, on the extent to which reimbursement for the costs of therapeutic products and related treatments will be available from third-party payers such as government health administration authorities, private health insurers, managed care programs, and other organizations. Over the past decade, the cost of health care has risen significantly, and there have been numerous proposals by legislators, regulators, and third-party health care payers to curb these costs. Some of these proposals have involved limitations on the amount of reimbursement for certain products. Similar federal or state health care legislation may be adopted in the future and any products that the Company or its collaborators seek to commercialize may not be considered cost-effective. Adequate third-party insurance coverage may not be available for the Company to establish and maintain price levels that are sufficient for realization of an appropriate return on investment in product development.

The manufacture and sale of the Company’s products requires regulatory approval from the FDA.

The development, manufacture and marketing of the Company’s products are subject to government regulation in the United States and other countries. In the United States and most foreign countries, the Company must complete rigorous preclinical testing and extensive human clinical trials that demonstrate the safety and efficacy of a product in order to apply for regulatory approval to market the product.

The steps required by the FDA before InVivo’s proposed products may be marketed in the United States include performance of preclinical (animal and laboratory) tests; submissions to the FDA of an IDE (Investigational Device Exemption) which must become effective before human clinical trials may commence; performance of adequate and well-controlled human clinical trials to establish the safety and efficacy of the product in the intended target population; performance of a consistent and reproducible manufacturing process intended for commercial use; Pre-Market Approval Application (“PMA”); and FDA approval of the PMA before any commercial sale or shipment of the product.

The processes are expensive and can take many years to complete, and the Company may not be able to demonstrate the safety and efficacy of its products to the satisfaction of such regulatory authorities. The start of clinical trials can be delayed or take longer than anticipated for many and varied reasons, many of which are outside of the Company’s control. Safety concerns may emerge that could lengthen the ongoing trials or require additional trials to be conducted. Regulatory authorities may also require additional testing, and the Company may be required to demonstrate that its proposed products represent an improved form of treatment over existing therapies, which the Company may be unable to do without conducting further clinical studies. Moreover, if the FDA grants regulatory approval of a product, the approval may be limited to specific indications or limited with respect to its distribution. Expanded or additional indications for approved devices or drugs may not be approved, which could limit the Company revenues. Foreign regulatory authorities may apply similar limitations or may refuse to grant any approval. Consequently, even if the Company believes that preclinical and clinical data are sufficient to support regulatory approval for its product candidates, the FDA and foreign regulatory authorities may not ultimately grant approval for commercial sale in any jurisdiction. If the Company’s products are not approved, its ability to generate revenues will be limited and its business will be adversely affected.

Even if a product gains regulatory approval, such approval is likely to limit the indicated uses for which it may be marketed, and the product and the manufacturer of the product will be subject to continuing regulatory review, including adverse event reporting requirements and the FDA’s general prohibition against promoting products for unapproved uses. Failure to comply with any post-approval requirements can, among other things, result in warning letters, product seizures, recalls, substantial fines, injunctions, suspensions or revocations of marketing licenses, operating restrictions and criminal prosecutions. Any of these enforcement actions, any unanticipated changes in existing regulatory requirements or the adoption of new requirements, or any safety issues that arise with any approved products, could adversely affect the Company’s ability to market products and generate revenues and thus adversely affect its ability to continue InVivo’s business.

The Company also may be restricted or prohibited from marketing or manufacturing a product, even after obtaining product approval, if previously unknown problems with the product or its manufacture are subsequently discovered and the Company cannot provide assurance that newly discovered or developed safety issues will not arise following any regulatory approval. With the use of any treatment by a wide patient population, serious adverse events may occur from time to time that initially do not appear to relate to the treatment itself, and only if the specific event occurs with some regularity over a period of time does the treatment become suspect as having a causal relationship to the adverse event. Any safety issues could cause the Company to suspend or cease marketing of its approved products, possibly subject it to substantial liabilities, and adversely affect its ability to generate revenues.

The manufacture and sale of the Company’s products in foreign jurisdictions will require regulatory approval from International Regulatory Agencies.

The Company intends to also have its product candidates marketed outside the United States. In order to market products in the European Union and many other non-U.S. jurisdictions, the Company must obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. The Company may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory agencies in other foreign countries or by the FDA. However, a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in other jurisdictions, including approval by the FDA. The failure to obtain regulatory approval in foreign jurisdictions could harm the Company’s business.

The Company is subject to various environmental, health and safety laws.

The Company is subject to various laws and regulations relating to safe working conditions, laboratory and manufacturing practices, the experimental use of animals, emissions and wastewater discharges, and the use and disposal of hazardous or potentially hazardous substances used in connection with its research, including infectious disease agents. The Company also cannot accurately predict the extent of regulations that might result from any future legislative or administrative action. Any of these laws or regulations could cause the Company to incur additional expense or restrict its operations. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair the Company’s research, development or production efforts.

The Company will depend on its patent portfolio, its licensed technology and other trade secrets in the conduct of its business and must ensure that it does not violate the patent or intellectual rights of others.

The Company’s success in large part depends on its ability to maintain the proprietary nature of its licensed technology and other trade secrets. To do so, the Company and its licensors must prosecute and maintain existing patents, obtain new patents and pursue trade secret and other intellectual property protection. The Company also must operate without infringing the proprietary rights of third parties or allowing third parties infringe its rights. The Company’s research, development and commercialization activities, including any product candidates or products resulting from these activities, may infringe or be claimed to infringe patents owned by third parties and to which the Company does not hold licenses or other rights. There may be rights that the Company is not aware of, including applications that have been filed but not published that, when issued, could be asserted against the Company. These third parties could bring claims against the Company that would cause it to incur substantial expenses and, if successful, could cause the Company to pay substantial damages. Further, if a patent infringement suit were brought against the Company, it could be forced to stop or delay research, development, manufacturing or sales of the product or biologic treatment candidate that is the subject of the suit.

In addition, competitors may infringe the Company’s patents or the patents of its collaborators or licensors. As a result, the Company may be required to file infringement claims to counter infringement for unauthorized use. This can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent owned by the Company is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that the Company’s patents do not cover its technology. An adverse determination of any litigation or defense proceedings could put one or more of the Company’s patents at risk of being invalidated or interpreted narrowly and could put the Company’s patent applications at the risk of not issuing.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of the Company’s confidential information could be compromised by disclosure during this type of litigation.

RISKS RELATED TO OUR COMMON STOCK AND THE OFFERING

The Notes will not be registered for resale, and there is no assurance that the Notes will convert into our equity securities in the future or that any such equity securities will be subject to unrestricted sale to the public upon issuance or at a later date.

The Notes will not be registered for resale and are thus not saleable to the public. There is no assurance that the Notes will be converted into any of our equity securities in the future. Even if the Notes do convert into any such equity securities, the equity securities will be restricted as to resale under the Securities Act of 1933, as amended (the “Securities Act”). We cannot assure that any of these equity securities will be publicly saleable upon issuance or at a later date, whether pursuant to a valid exemption from the registration requirements under the Securities Act or pursuant to a valid registration statement. The inability to publicly resell the Notes, and possibly the equity securities, upon conversion, limits or prevents the potential the resell the Notes or the equity securities, which may be issuable upon conversion of the Notes.

The shares of Common Stock underlying the Warrants will not be registered and cannot be sold for at least twelve months after the Warrants are purchased.

The ability to sell such shares of Common Stock will depend upon the availability of an exemption to the requirements of Section 5 of the Securities Act. The most commonly utilized exemption is Rule 144. Under Rule 144, since the warrants contain a cashless exercise provision, the shares of Common Stock issuable upon exercise of the Warrants may become eligible for resale 12 months after the date in which the Warrants are issued, so long as the Company fulfills its current reporting requirements under the Exchange Act. After a year, the current information requirement no longer applies. Any purchasers which are affiliates of the Company will be subject to certain other requirements such as volume limitations.

The Notes and Warrants is being offered on “reasonable efforts, no minimum” basis.

The Notes and Warrants are being offered on a “reasonable efforts, no minimum” basis. In this type of offering where there is no minimum amount necessary to consummate the Offering, there is no assurance that the maximum offering amount of $300,000 will be sold. Accordingly, persons purchasing Notes and Warrants do so without any assurance that sufficient funds can be raised to satisfy the “Use of Proceeds” described herein and to otherwise allow the Company to effectuate its business plan. The failure to raise the Offering Amount will also increase the need of the Company to obtain additional financing sooner that the approximate four month estimate that the anticipated proceeds would last in the event the full $300,000 of securities offered herein are sold. Such additional financing may or may not be available at such time on terms satisfactory to us, if at all.

We are a controlled company and our majority shareholder may take actions adverse to the interests of other shareholders

As of July 30, 2010, Frank Reynolds, our Chief Executive Officer, Robert S. Langer, Director and Yang D. Teng, one of our founders, beneficially owned approximately 80% of our issued and outstanding common stock. Due to this stock ownership, we are controlled by these persons. Due to this voting control of our common stock, these persons have substantial control over us and have substantial power to elect directors and to generally approve all actions requiring the approval of the holders of our voting stock.

An investment in the Notes and Warrants is speculative and there can be no assurance of any return on any such investment.

An investment in the Notes and Warrants is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

We have broad discretion on how we use any proceeds we receive from this Offering.

Our management has broad discretion on how to use and spend any proceeds we receive from this Offering and may use the proceeds in ways that differ from the proposed uses set forth in this Agreement. See Schedule 3.8 to this Agreement. Our stockholders may not agree with our decision on how to use such proceeds. If we fail to spend the proceeds effectively, our business and financial condition could be harmed and we may need to seek additional financing sooner than expected.

The Notes and Warrants may be purchased by parties that are related to the Finder and/or our Company.

The Finder and its respective officers, directors, employees and related parties, and our officers, directors, employees and related parties (including current shareholders and related parties of shareholders) may purchase Notes and Warrants in this Offering. Because there may be substantial purchases by affiliates of the Company and the Finder (who receives fees and other compensation in connection with the Offering), no potential investor should place any reliance on the sale of any amount of the Notes and Warrants as an indication of the merits of the Offering. Each investor must make his own investment decision as to the merits of the Offering.

The purchase price of the Notes and Warrants and the Warrant exercise price were determined by the Company and the Finder and may not be indicative of the Company’s actual value or the fair market value of the Notes and Warrants.

The purchase price of the Notes and Warrants were determined following negotiations with the Finder which took into account, among other things, previous prices of our Common Stock, our business and growth plans, and other factors that we deemed relevant. The purchase price of the Notes and Warrants is not necessarily related to the asset value, net worth or any other established criteria of value of the Company.

The Offering has not been reviewed or approved by regulatory agencies.

The sale of the Notes and Warrants offered hereby has not been approved or disapproved by the SEC or any state regulatory agencies, and no regulatory body has passed upon or endorsed the accuracy, adequacy, or completeness of the information in this Agreement. Accordingly, prospective investors must rely on their own examination of the Agreement and the SEC Reports, including, without limitation, the merits of, and risks involved in, acquiring the Notes and Warrants.

Schedule 3.8

Use of Proceeds

The net proceeds of this Offering, estimated to be $290,000, after deducting expenses of the Company of up to $10,000, will be used for working capital.

EXHIBIT A

NOTE

6% CONVERTIBLE PROMISSORY NOTE

THIS PROMISSORY NOTE AND THE SECURITIES THAT MAY BE OBTAINABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

6% CONVERTIBLE PROMISSORY NOTE

No. ICPN-[ ]	, 2010
U.S. $

FOR VALUE RECEIVED, the undersigned, InVivo Therapeutics Corporation, a Delaware corporation (the “Company”), hereby unconditionally promises to pay                      (the “Holder”), on the Maturity Date (as defined in Section 1 hereof) to the order of the Holder, in lawful money of the United States of America and in immediately available funds, the principal amount of                                  ($            ) Dollars (the “Principal Amount”). Interest shall accrue the rate of 6% per annum (“Interest”) based on a 360 day year and shall be payable for the actual number of days the Note is outstanding on the Maturity Date unless earlier converted pursuant to Section 2 hereof.

This Note shall be binding upon the Company and its successors and permitted assigns and shall inure to the benefit of the Holder and its successors and assigns. The Company may not assign or delegate any of its duties or obligations under this Note without the written consent of the Holder.

This Note is one of a series of 6% convertible promissory notes of like tenor and ranking made by the Company in favor of certain investors and issued, from time to time (collectively, the “Notes”) pursuant to that certain Securities Purchase Agreement by and between the Company and certain investors, including the Holder, of even date herewith (the “Securities Purchase Agreement”). Each of the Notes shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately on the outstanding Notes on the basis of the principal amount of the outstanding indebtedness represented thereby.

As described in the Securities Purchase Agreement, each $50,000 principal amount of this Note entitled the Holder to 3,631 common stock purchase warrants (“Bridge Warrants”).

1

1. Maturity. Unless otherwise converted into Next Round Equity Securities, as such term is defined in Section 2 hereof, in accordance with the provisions of said Section 2, this Note shall mature on December 31, 2010 (such date, the “Maturity Date”). On the Maturity Date, unless, and to the extent, converted into Next Round Equity Securities in accordance with the provisions of Section 2 hereof, any and all outstanding principal and Interest due and owing under the Note shall be immediately paid by the Company.

2. Conversion.

(a) General. The outstanding Principal Amount, plus accrued but unpaid Interest on this Note shall automatically convert into the Company’s equity securities or equity securities of Pubco (as defined below), which may include common stock, convertible preferred stock, convertible debt instruments, and/or warrants exercisable for any of the foregoing, singularly or in the form of units comprised of two or more of such kinds of equity securities (the “Next Round Equity Securities”) upon the closing of the earlier of either (i) the Company’s next financing resulting in gross proceeds to the Company from the sale of Next Round Equity Securities of at least $3,000,000 or (ii) a financing of at least $7,000,000 of gross proceeds that is conducted concurrent with a reverse merger transaction between the Company and a publicly held company (“Pubco”) that results in the Company (or the surviving corporation in connection with such transaction) being (or remaining) subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. A financing referred to in either (i) or (ii) above is referred to herein as a “Qualified Next Round Financing.” For purposes of calculating the aggregate amount of such proceeds, the aggregate amount of the Notes, all of which are convertible into Next Round Equity Securities in connection with the Qualified Next Round Financing, shall be included. The quantity of Next Round Equity Securities to be issued upon such conversion shall equal (i) the entire outstanding principal amount of this Note plus accrued but unpaid Interest through the date of closing on a Qualified Next Round Financing divided by (ii) 100% of the price (a) per security or (b) per unit of securities at which the Next Round Equity Securities are sold in the Qualified Next Round Financing (hereinafter referred to as the “Conversion Price”). The Next Round Equity Securities issued to Holder shall have rights, preferences, privileges and restrictions (including, without limitation, registration rights, preemptive rights and any other contractual rights) identical to those granted to or received by the other investors in the Qualified Next Round Financing. The Company covenants to cause such securities, when issued pursuant to this Section 2(a), to be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof, other than any taxes, liens or charges not caused by the Company.

(b) Mechanics of Conversion. No later than five (5) business days prior to the first closing of the Qualified Next Round Financing, the Company shall notify Holder of such closing and the conversion terms of this Note, including providing any offering documents that are utilized in connection with the Qualified Next Round Financing. The date of such closing is herein referred to as the “Conversion Date.” The Next Round Equity Securities issuable on the Conversion Date are herein referred to as the “Conversion Securities.” No fractions of Conversion Securities will be issued upon the conversion of this Note. Any fractional amount will be rounded up. Subject to Section 2(c) below, on the Conversion Date, the repayment rights and other rights of Holder under this Note shall cease, and the person in whose name the Conversion Securities shall be issuable upon such conversion shall become the holder of record of the Conversion Securities.

2

(c) Rights as a Stockholder. Holder shall not be entitled to vote or receive distributions or be deemed the holder of Conversion Securities or any other securities of the Company which may at any time be issuable upon the conversion of this Note for any purpose, nor shall anything contained herein be construed to confer upon Holder, as such, any of the rights of a stockholder of the Company or any right to vote as a stockholder of the Company or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of equity securities of the Company, reclassification of equity securities of the Company, consolidation, merger, transfer of assets or otherwise) or to receive notice of meetings, or to receive distributions or subscription rights or otherwise unless and until this Note is converted in accordance with the terms hereof.

(d) Optional Conversion in Certain Events. In the event a Qualified Next Round Financing is not consummated on or before the Maturity Date, the entire Principal Amount of this Note, along with all accrued Interest thereon, shall, at the option of the Holder, be convertible into the Company’s common stock at a conversion price equal to $13.7706 per share. To exercise such optional conversion, Holder must complete the attached Optional Conversion Notice Addendum (the “Addendum”), and deliver the original of this Note (or an affidavit of loss reasonably acceptable to the Company) and the executed Addendum to the Company on or before that date that is within 10 business days following the Maturity Date. Subject to the terms below, the conversion will be effective two (2) business days following the Company’s receipt of the original of this Note and the Addendum.

(e) Reservation of Common Stock. As set forth in the Securities Purchase Agreement, the Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of conversion of this Note and the exercise of the Bridge Warrants and other warrants issued to broker-dealers retained in connection with the transactions contemplated by the Securities Purchase Agreement (the “BD Warrants”), that number of shares of Common Stock equal to the sum of (i) the number of shares of Common Stock into which the Note is convertible based upon the Conversion Price, plus (ii) the number of shares of Common Stock for which the Bridge Warrants are exercisable from time to time based upon the exercise price, plus (iii) the number of shares of Common Stock for which the BD Warrants are exercisable from time to time based upon the exercise price.

3. Adjustments. The Conversion Price shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

(a) Stock Dividends and Splits. If the Company, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon conversion of this Note shall be proportionately adjusted. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

3

(b) Mergers, Consolidations, Etc. Subject to Section 2 above, in the event of any consolidation or merger of Company with or into another corporation or the conveyance of all or substantially all of the assets of Company to another corporation or entity, this Note shall thereafter be convertible into the number of shares of capital stock or other securities or property to which a holder of the number of Common Stock deliverable upon conversion hereof would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interest of Holder thereafter, to the end that the provisions set forth herein (including provisions with respect to adjustments in the Conversion Price) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or other property thereafter deliverable upon the conversion hereof.

4. Events of Default. The term “Event of Default” shall mean any of the events set forth in this Section 4:

(a) the Company shall default in the performance of, or violate any of the covenants and agreements contained in this Note or in the Securities Purchase Agreement, including without limitation, the failure to pay amounts due under this Note on its Maturity Date, or any of the other Notes on their Maturity Date;

(b) any representation, warranty or certification made by or on behalf of the Company in this Note or in the Securities Purchase Agreement shall have been incorrect in any material respect when made;

(c) there shall be a dissolution, termination of existence, suspension or discontinuance of the Company’s business for a continuous period of 20 days or it ceases to operate as going concern;

(d) if the Company shall:

(i) admit in writing its inability to pay its debts generally as they become due;

(ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act;

(iii) convey any material portion of the assets of the Company to a trustee, mortgage or liquidating agent or make an assignment for the benefit of creditors;

4

(iv) consent to the appointment of a receiver, trustee, custodian or similar official, for the Company or any material portion of the property or assets of the Company;

(v) on a petition in bankruptcy filed against it, be adjudicated a bankrupt; or

(vi) file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

(e) if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Company, a receiver of the whole or any substantial part of the Company’s assets, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry thereof;

(f) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of the Company’s assets and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control; or

(g) the Company shall default in any of its obligations under any other promissory note, indenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

If any Event of Default described in clause (d) of Section 4 shall occur, the Principal Amount of this Note, together with all accrued and unpaid Interest shall automatically be and become immediately due and payable, without notice or demand.

If any Event of Default (other than any Event of Default described in clause (d) of Section 4) shall occur for any reason, whether voluntary or involuntary, and be continuing, for ten (10) days after notice, the Holder may, upon notice to the Company, declare all or any portion of the outstanding Principal Amount, together with all accrued and unpaid Interest, to be due and payable, whereupon the full unpaid Principal Amount hereof, together with all accrued and unpaid Interest shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

5. Remedies. In case any one or more of the Events of Default specified in Section 4 hereof shall have occurred and be continuing, the Holder may proceed to protect and enforce the Holder’s rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Holder may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the Holder.

5

6. Amendments and Waivers. The terms of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the Holder’s consent.

7. Notices.

(a) Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Securities Purchase Agreement.

(b) Any party may give any notice, request, consent or other communication under this Note using any other means (including personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 7.

8. Severability. The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

9. Governing Law. This Note shall be governed by and construed under the laws of the State of New York applicable to agreements made and to be performed entirely within such jurisdiction.

10. Waivers. The nonexercise by either party of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

11. Attorneys’ Fees; Costs. If this Note is not paid when due or if any Event of Default occurs, the Company promises to pay all costs of enforcement and collection, including but not limited to, Holder’s attorneys’ fees, whether or not any action or proceeding is brought to enforce the provisions hereof.

[Signature Page Follows]

6

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this Note as of the date first written above.

COMPANY:

INVIVO THERAPEUTICS CORPORATION

By:
	Name:	Frank Reynolds
	Title:	Chief Executive Officer

7

Optional Conversion Notice

                                 , the registered holder of this 6% Convertible Promissory Note, issued             , 2010, hereby gives notice of the conversion of all outstanding principal and accrued interest into Common Stock of Invivo Therapeutics Corporation at a conversion price equal to $13.7706 per share.

Signature of Holder:

(must be in exact name as listed on the first page of this Note)

8

EXHIBIT B

WARRANT

Warrant Certificate No.

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

Effective Date: [ ], 2010	Void After: [ ], 2015

INVIVO THERAPEUTICS CORPORATION

WARRANT TO PURCHASE COMMON STOCK

InVivo Therapeutics Corporation, a Delaware corporation (the “Company”), for value received on [    ], 2010 (the “Effective Date”), hereby issues to [            ] (the “Holder”) this Warrant (the “Warrant”) to purchase, [            ] shares (each such share as from time to time adjusted as hereinafter provided being a “Warrant Share” and all such shares being the “Warrant Shares”) of the Company’s Common Stock (as defined below), at the Exercise Price (as defined below), as adjusted from time to time as provided herein, on or before [    ], 2015 (the “Expiration Date”), all subject to the following terms and conditions. Unless otherwise defined in this Warrant, terms appearing in initial capitalized form shall have the meaning ascribed to them in that certain Securities Purchase Agreement between the Company and the purchaser signatory thereto pursuant to which this Warrant was issued (the “Securities Purchase Agreement”).

As used in this Warrant, (i) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York, New York, are authorized or required by law or executive order to close; (ii) “Common Stock” means the common stock of the Company, par value $0.001 per share, including any securities issued or issuable with respect thereto or into which or for which such shares may be exchanged for, or converted into, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event; (iii) “Exercise Price” means $13.7706 per share of Common Stock, subject to adjustment as provided herein; (iv) “Trading Day” means any day on which the Common Stock is traded on the primary national or regional stock exchange on which the Common Stock is listed, or if not so listed, the OTC Bulletin Board, if quoted thereon, is open for the transaction of business; and (v) “Affiliate” means any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a person, as such terms are used and construed in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

1

1. DURATION AND EXERCISE OF WARRANTS

(a) Exercise Period. The Holder may exercise this Warrant in whole or in part on any Business Day on or before 5:00 P.M., Eastern Time, on the Expiration Date, at which time this Warrant shall become void and of no value.

(b) Exercise Procedures.

(i) While this Warrant remains outstanding and exercisable in accordance with Section 1(a), in addition to the manner set forth in Section 1(b)(ii) below, the Holder may exercise this Warrant in whole or in part at any time and from time to time by:

(A) delivery to the Company of a duly executed copy of the Notice of Exercise attached as Exhibit A;

(B) surrender of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder; and

(C) payment of the then-applicable Exercise Price per share multiplied by the number of Warrant Shares being purchased upon exercise of the Warrant (such amount, the “Aggregate Exercise Price”) made in the form of cash, or by certified check, bank draft or money order payable in lawful money of the United States of America or in the form of a Cashless Exercise to the extent permitted in Section 1(b)(ii) below.

(ii) At any time when a registration statement covering the resale of the Warrant Shares by the Holder is not available after the first anniversary of the Effective Date, the Holder may, in its sole discretion, exercise all or any part of the Warrant in a “cashless” or “net-issue” exercise (a “Cashless Exercise”) by delivering to the Company (1) the Notice of Exercise and (2) the original Warrant, pursuant to which the Holder shall surrender the right to receive upon exercise of this Warrant, a number of Warrant Shares having a value (as determined below) equal to the Aggregate Exercise Price, in which case, the number of Warrant Shares to be issued to the Holder upon such exercise shall be calculated using the following formula:

2

X	=	Y * (A - B)
A

with:	X =	the number of Warrant Shares to be issued to the Holder

		Y =	the number of Warrant Shares with respect to which the Warrant is being exercised

		A =	the fair value per share of Common Stock on the date of exercise of this Warrant

		B =	the then-current Exercise Price of the Warrant

Solely for the purposes of this paragraph, “fair value” per share of Common Stock shall mean (A) the average of the closing sales prices, as quoted on the primary national or regional stock exchange on which the Common Stock is listed, or, if not listed, the OTC Bulletin Board if quoted thereon, on the twenty (20) trading days immediately preceding the date on which the Notice of Exercise is deemed to have been sent to the Company, or (B) if the Common Stock is not publicly traded as set forth above, as reasonably and in good faith determined by the Board of Directors of the Company as of the date which the Notice of Exercise is deemed to have been sent to the Company.

Notwithstanding the foregoing provisions of this Section 1(b)(ii), the Holder may not make a Cashless Exercise if and to the extent that such exercise would require the Company to issue a number of shares of Common Stock in excess of its authorized but unissued shares of Common Stock, less all amounts of Common Stock that have been reserved for issue upon the conversion of all outstanding securities convertible into shares of Common Stock and the exercise of all outstanding options, warrants and other rights exercisable for shares of Common Stock. If the Company does not have the requisite number of authorized but unissued shares of Common Stock to permit the Holder to make a Cashless Exercise, the Company shall use commercially reasonable efforts to obtain the necessary stockholder consent to increase the authorized number of shares of Common Stock to permit such Holder to make a Cashless Exercise pursuant to this Section 1(b)(ii).

3

(iii) Upon the exercise of this Warrant in compliance with the provisions of this Section 1(b), and except as limited pursuant to the last paragraph of Section 1(b)(ii), the Company shall promptly issue and cause to be delivered to the Holder a certificate for the Warrant Shares purchased by the Holder. Each exercise of this Warrant shall be effective immediately prior to the close of business on the date (the “Date of Exercise”) that the conditions set forth in Section 1(b) have been satisfied, as the case may be. On the first Business Day following the date on which the Company has received each of the Notice of Exercise and the Aggregate Exercise Price (or notice of a Cashless Exercise in accordance with Section 1(b)(ii)) (the “Exercise Delivery Documents”), the Company shall transmit an acknowledgment of receipt of the Exercise Delivery Documents to the Company’s transfer agent (the “Transfer Agent”). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Notice of Exercise, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the actual number of Warrant Shares being acquired upon such an exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant of like tenor representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

(iv) If the Company shall fail for any reason or for no reason to issue to the Holder, within three (3) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, and if on or after such Business Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the closing bid price on the date of exercise.

(c) Partial Exercise. This Warrant shall be exercisable, either in its entirety or, from time to time, for part only of the number of Warrant Shares referenced by this Warrant. If this Warrant is exercised in part, the Company shall issue, at its expense, a new Warrant, in substantially the form of this Warrant, referencing such reduced number of Warrant Shares that remain subject to this Warrant.

4

(d) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 15.

2. ISSUANCE OF WARRANT SHARES

(a) The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all liens, charges and security interests, with the exception of claims arising through the acts or omissions of any Holder and except as arising from applicable Federal and state securities laws.

(b) The Company shall register this Warrant upon records to be maintained by the Company for that purpose in the name of the record holder of such Warrant from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner thereof for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes.

(c) The Company will not, by amendment of its certificate of formation, by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all action necessary or appropriate in order to protect the rights of the Holder to exercise this Warrant, or against impairment of such rights.

3. ADJUSTMENTS OF EXERCISE PRICE, NUMBER AND TYPE OF WARRANT SHARES

(a) The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3(a); provided, that notwithstanding the provisions of this Section 3, the Company shall not be required to make any adjustment if and to the extent that such adjustment would require the Company to issue a number of shares of Common Stock in excess of its authorized but unissued shares of Common Stock, less all amounts of Common Stock that have been reserved for issue upon the conversion of all outstanding securities convertible into shares of Common Stock and the exercise of all outstanding options, warrants and other rights exercisable for shares of Common Stock. If the Company does not have the requisite number of authorized but unissued shares of Common Stock to make any adjustment, the Company shall use its commercially best efforts to obtain the necessary stockholder consent to increase the authorized number of shares of Common Stock to make such an adjustment pursuant to this Section 3(a).

5

(i) Subdivision or Combination of Stock. In case the Company shall at any time subdivide (whether by way of stock dividend, stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined (whether by way of stock combination, reverse stock split or otherwise) into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased. The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(i).

(ii) Dividends in Stock, Property, Reclassification. If at any time, or from time to time, all of the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefore:

(A) any shares of stock or other securities that are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

(B) additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3(a)(i) above), then and in each such case, the Exercise Price and the number of Warrant Shares to be obtained upon exercise of this Warrant shall be adjusted proportionately, and the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to above) that such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property. The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(ii).

6

(iii) Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable assuming the full exercise of the rights represented by this Warrant. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant and registration rights) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holder executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase. If there is an Organic Change, then the Company shall cause to be mailed to the Holder at its last address as it shall appear on the books and records of the Company, at least 10 calendar days before the effective date of the Organic Change, a notice stating the date on which such Organic Change is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares for securities, cash, or other property delivered upon such Organic Change; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the 10-day period commencing on the date of such notice to the effective date of the event triggering such notice. In any event, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall be deemed to assume such obligation to deliver to such Holder such shares of stock, securities or assets even in the absence of a written instrument assuming such obligation to the extent such assumption occurs by operation of law.

(b) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall promptly furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; and (ii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

(c) Certain Events. If any event occurs as to which the other provisions of this Section 3 are not strictly applicable but the lack of any adjustment would not fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, then the Company’s Board of Directors will, in good faith, make an appropriate adjustment to protect the rights of the Holder; provided, that no such adjustment pursuant to this Section 3(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 3.

7

(d) Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. If the Company issues Additional Shares of Common Stock, as defined below, without consideration or for a consideration per share less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issuance, then immediately after such issuance the Exercise Price then in effect shall be reduced to an amount equal to such consideration per share, provided that in no event shall the Exercise Price be reduced below $0.001. In the event the Company shall at any time prior to the Expiration Date issue Additional Shares of Common Stock, as defined below, without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to such issue, then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Exercise Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this Section 3(d), all shares of Common Stock issuable upon conversion or exchange of convertible securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding convertible securities shall be determined without giving effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such convertible securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation. For purposes of this Warrant, “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company after the Effective Date (including without limitation any shares of Common Stock issuable upon conversion or exchange of any convertible securities or upon exercise of any option or warrant, on an as-converted basis), other than: (i) shares of Common Stock issued or issuable upon conversion or exchange of any convertible securities or exercise of any options or warrants outstanding on the Effective Date; (ii) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Sections 3(a)(i) through 3(a)(iii) above; (iii) shares of Common Stock (or options with respect thereto) issued or issuable to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company; (iv) any securities issued or issuable by the Company pursuant to (A) the Securities Purchase Agreement, (B) the reverse triangular merger of the Company into a publicly-held company (“Merger”), or (C) any private placement offering that closes (including subsequent closings) as part of the Merger; and (v) securities issued pursuant to acquisitions or strategic transactions approved by a majority of disinterested directors of the Company, provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. The provisions of this Section 3(d) shall not operate to increase the Exercise Price.

8

Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 3(d), the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

4. TRANSFERS AND EXCHANGES OF WARRANT AND WARRANT SHARES

(a) Registration of Transfers and Exchanges. Subject to Section 4(c), upon the Holder’s surrender of this Warrant, with a duly executed copy of the Form of Assignment attached as Exhibit B, to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder, the Company shall register the transfer of all or any portion of this Warrant. Upon such registration of transfer, the Company shall issue a new Warrant, in substantially the form of this Warrant, evidencing the acquisition rights transferred to the transferee and a new Warrant, in similar form, evidencing the remaining acquisition rights not transferred, to the Holder requesting the transfer.

(b) Warrant Exchangeable for Different Denominations. The Holder may exchange this Warrant for a new Warrant or Warrants, in substantially the form of this Warrant, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such new Warrants to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by the Holder. The Holder shall surrender this Warrant with duly executed instructions regarding such re-certification of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder.

(c) Restrictions on Transfers. This Warrant may not be transferred at any time without (i) registration under the Securities Act or (ii) an exemption from such registration and a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant may be effected without registration under the Securities Act, which opinion will be in form and from counsel reasonably satisfactory to the Company.

(d) Permitted Transfers and Assignments. Notwithstanding any provision to the contrary in this Section 4, the Holder may transfer, with or without consideration, this Warrant or any of the Warrant Shares (or a portion thereof) to the Holder’s Affiliates (as such term is defined under Rule 144 of the Securities Act) without obtaining the opinion from counsel that may be required by Section 4(c)(ii), provided, that the Holder delivers to the Company and its counsel certification, documentation, and other assurances reasonably required by the Company’s counsel to enable the Company’s counsel to render an opinion to the Company’s Transfer Agent that such transfer does not violate applicable securities laws.

9

5. MUTILATED OR MISSING WARRANT CERTIFICATE

If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Holder, the Company will, at its expense, issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, in substantially the form of this Warrant, representing the right to acquire the equivalent number of Warrant Shares; provided, that, as a prerequisite to the issuance of a substitute Warrant, the Company may require satisfactory evidence of loss, theft or destruction as well as an indemnity from the Holder of a lost, stolen or destroyed Warrant.

6. PAYMENT OF TAXES

The Company will pay all transfer and stock issuance taxes attributable to the preparation, issuance and delivery of this Warrant and the Warrant Shares (and replacement Warrants) including, without limitation, all documentary and stamp taxes; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of this Warrant, or the issuance or delivery of certificates for Warrant Shares or other securities in respect of the Warrant Shares to any person or entity other than to the Holder.

7. FRACTIONAL WARRANT SHARES

No fractional Warrant Shares shall be issued upon exercise of this Warrant. The Company, in lieu of issuing any fractional Warrant Share, shall round up the number of Warrant Shares issuable to nearest whole share.

8. NO STOCK RIGHTS AND LEGEND

No holder of this Warrant, as such, shall be entitled to vote or be deemed the holder of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise (except as provide herein).

Each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

10

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.”

9. REGISTRATION UNDER THE SECURITIES ACT OF 1933

In connection with any Organic Change in which the Company is not the surviving corporation, the Company shall cause the surviving corporation to provide registration rights with respect to the resale of the Warrant Shares (or the warrant shares issuable upon the exercise of the warrant that is exchanged for this Warrant at the time of the closing of such Organic Change) under the Securities Act which are equal to any registration rights that are afforded to any purchasers of securities that are sold at the time of the Organic Change.

10. NOTICES

All notices, consents, waivers, and other communications under this Warrant must be in writing and will be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, if to the registered Holder hereof; or (d) seven days after the placement of the notice into the mails (first class postage prepaid), to the Holder at the address, facsimile number, or e-mail address furnished by the registered Holder to the Company in accordance with the Securities Purchase Agreement by and between the Company and the Holder, or if to the Company, to it at One Broadway, 14th Floor, Cambridge, Ma. 02142, Attention: Frank Reynolds, Chief Executive Officer (or to such other address, facsimile number, or e-mail address as the Holder or the Company as a party may designate by notice the other party) with a copy to Meister Seelig & Fein LLP, 2 Grand Central Tower, 140 East 45th Street, 19th Floor, New York, NY 10017, Attention: Mitchell L. Lampert, Esq.

11. SEVERABILITY

If a court of competent jurisdiction holds any provision of this Warrant invalid or unenforceable, the other provisions of this Warrant will remain in full force and effect. Any provision of this Warrant held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12. BINDING EFFECT

This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, the registered Holder or Holders from time to time of this Warrant and the Warrant Shares.

11

13. SURVIVAL OF RIGHTS AND DUTIES

This Warrant shall terminate and be of no further force and effect on the earlier of 5:00 P.M., Eastern Time, on the Expiration Date or the date on which this Warrant has been exercised in full.

14. GOVERNING LAW

This Warrant will be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

15. DISPUTE RESOLUTION

In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Notice of Exercise giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days, submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

16. NOTICES OF RECORD DATE

Upon (a) any establishment by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right, or (b) any capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or the sale, in a single transaction, of a majority of the Company’s voting stock (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof), the Company shall mail to the Holder at least ten (10) Business Days, or such longer period as may be required by law, prior to the record date specified therein, a notice specifying (i) the date established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, option or right, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, or sale is expected to become effective and (iii) the date, if any, fixed as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolation, merger, dissolution, liquidation or winding up.

12

17. RESERVATION OF SHARES

The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock for issuance upon the exercise of this Warrant, free from pre-emptive rights, such number of shares of Common Stock for which this Warrant shall from time to time be exercisable. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation. Without limiting the generality of the foregoing, the Company covenants that it will use commercially reasonable efforts to take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and use commercially reasonable efforts to obtain all such authorizations, exemptions or consents, including but not limited to consents from the Company’s stockholders or Board of Directors or any public regulatory body, as may be necessary to enable the Company to perform its obligations under this Warrant.

18. NO THIRD PARTY RIGHTS

This Warrant is not intended, and will not be construed, to create any rights in any parties other than the Company and the Holder, and no person or entity may assert any rights as third-party beneficiary hereunder.

[SIGNATURE PAGE FOLLOWS]

13

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first set forth above.

INVIVO THERAPEUTICS CORPORATION

By:
Name:	Frank Reynolds
Title:	Chief Executive Officer

14

EXHIBIT A

NOTICE OF EXERCISE

(To be executed by the Holder of Warrant if such Holder desires to exercise Warrant)

To InVivo Therapeutics Corporation:

The undersigned hereby irrevocably elects to exercise this Warrant and to purchase thereunder,                                  full shares of InVivo Therapeutics Corporation common stock issuable upon exercise of the Warrant and delivery of:

(1) $             (in cash as provided for in the foregoing Warrant) and any applicable taxes payable by the undersigned pursuant to such Warrant; and

(2)              shares of Common Stock (pursuant to a Cashless Exercise in accordance with Section 1(b)(ii) of the Warrant) (check here if the undersigned desires to deliver an unspecified number of shares equal the number sufficient to effect a Cashless Exercise [    ]).

The undersigned requests that certificates for such shares be issued in the name of:

___________________________________________

(Please print name, address and social security or federal employer identification number (if applicable))

___________________________________________

___________________________________________

If the shares issuable upon this exercise of the Warrant are not all of the Warrant Shares which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

___________________________________________

(Please print name, address and social security or federal employer identification number (if applicable))

___________________________________________

___________________________________________

Name of Holder (print):

(Signature):

(By:)
(Title:)

Dated:

15

EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED,                                  hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the Warrant (as defined in and evidenced by the attached Warrant) to acquire the number of Warrant Shares set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said acquisition rights and the shares issuable upon exercise of the Warrant:

Name of Assignee	Address	Number of Shares

If the total of the Warrant Shares are not all of the Warrant Shares evidenced by the foregoing Warrant, the undersigned requests that a new Warrant evidencing the right to acquire the Warrant Shares not so assigned be issued in the name of and delivered to the undersigned.

Name of Holder (print):

(Signature):

(By:)
(Title:)

Dated:

EXHIBIT C

SCHEDULE OF EXCEPTIONS

None